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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in i) the Registration Statement (Form S-8 No. 333-64331) pertaining to the 1998 Stock Option Plan of EXCO Resources, Inc. and ii) the Registration Statement (Form S-2A on Form S-3 No. 333-49135) pertaining to the Resale of Securities of our report dated March 2, 2001, with respect to the consolidated financial statements of EXCO Resources, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                  /s/ ERNST & YOUNG, LLP

Dallas, Texas
March 19, 2001